Exhibit 23.2

Consent of Independent Auditor
We consent to the inclusion in this Amendment No. 1 to the Registration Statement (No. 333-239848) on Form S-4 of Accel Entertainment, Inc. of our report dated March 28, 2019, relating to the consolidated financial statements of Grand River Jackpot, LLC and Subsidiary as of and for fiscal year ending December 31, 2018, appearing in this Form S-4.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Davenport, Iowa
August 11, 2020